UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACE Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Invitation to the Annual General Meeting of ACE Limited

Wednesday, May 16, 2012, 2:45 p.m. Central European time (doors open at 1:45 p.m. Central European time) at the offices of ACE Limited, Bärengasse 32, 8001 Zurich, Switzerland AGENDA ITEMS ITEM 1 Election of Directors ITEM 1.1 Election of Michael G. Atieh ProPosal of the Board of directors the Board of directors proposes that Michael G. atieh be elected to the Board of directors for a three-year term expiring at the 2015 annual general meeting. ITEM 1.2 Election of Mary A. Cirillo ProPosal of the Board of directors the Board of directors proposes that Mary a. cirillo be elected to the Board of directors for a three-year term expiring at the 2015 annual general meeting. ITEM 1.3 Election of Thomas J. Neff ProPosal of the Board of directors the Board of directors proposes that thomas J. Neff be elected to the Board of directors for a two-year term expiring at the 2014 annual general meeting. ITEM 2 Approval of the annual report and financial statements for the year ended December 31, 2011 ITEM 2.1 Approval of the annual report ProPosal of the Board of directors the Board of directors proposes that the company’s annual report to shareholders for the year ended december 31, 2011 be approved. ITEM 2.2 Approval of the statutory financial statements of ACE Limited ProPosal of the Board of directors the Board of directors proposes that the statutory financial statements of ace limited for the year ended december 31, 2011 be approved. ITEM 2.3 Approval of the consolidated financial statements ProPosal of the Board of directors the Board of directors proposes that the company’s consolidated financial statements for the year ended december 31, 2011 be approved. ITEM 3 Allocation of Disposable Profit ProPosal of the Board of directors the Board of directors proposes that the company’s disposable profit as shown below be carried forward without distribution of a dividend (other than through a reduction in par value as described in agenda item No. 7). at december 31, 2011, 341,995,324 of the company’s shares were registered and eligible for dividends, of which 5,905,136 registered shares were held as treasury shares (for which no dividend will be paid). the following table shows the appropriation of available earnings as proposed by the Board of directors for the year ended december 31, 2011. in millions of swiss francs Net income 612 Balance brought forward 1’370 Par value reduction on treasury shares – attribution to reserve for treasury shares 3 Balance carried forward1’985 the Board of directors proposes to the annual General Meeting to appropriate the net income to the free reserve in accordance with the table above. ITEM 4 Discharge of the Board of Directors ProPosal of the Board of directors the Board of directors proposes that the members of the Board of directors be discharged for the financial year ended december 31, 2011. ITEM 5 Amendment of the Articles of Association relating to authorized share capital for general purposes ProPosal of the Board of directors the Board of directors proposes approval of the amendment to article 6 of the articles of association to authorize the Board of directors to increase the company’s share capital within two years following the 2012 annual General Meeting to a maximum amount equal to chf 4,237,800,000, which amount would be divided into 140,000,000 shares. in connection therewith, the proposal would limit or withdraw the shareholders’ pre-emptive rights in specified and limited circumstances. Pursuant to the proposed amendment, article 6 of the articles of association would read as follows:

“Artikel 6 GENEHMIGTES KAPITAL ZU ALLGEMEINEN ZWECKEN a) der Verwaltungsrat ist ermächtigt das aktien kapital jederzeit bis 16. Mai 2014 im Maximal- betrag von chf 4’237’800’000 durch ausgabe von höchstens 140’000’000 vollständig zu liberierenden Namenaktien mit einem Nennwert von chf 30.27 je aktie zu erhöhen. b) erhöhungen auf dem Weg der festübernahme sowie erhöhungen in teilbeträgen sind gestattet. der ausgabebetrag, die art der einlage, der Zeitpunkt der dividendenberechtigung sowie die Zuweisung nicht ausgeübter Bezugsrechte werden durch den Verwaltungsrat bestimmt. c) der Verwaltungsrat ist ermächtigt, Bezugsrechte der aktionäre auszuschliessen und diese dritten zuzuweisen, wenn die neu auszugebenden aktien zu folgenden Zwecken verwendet werden: (1) fusionen, Übernahmen von Unternehmen oder Beteiligungen, finanzierungen und refinanzierungen solcher fusionen und Übernahmen sowie anderweitige investitionsvorhaben, (unter ein schluss von Privatplatzierungen), (2) stärkung der regulatorischen Kapitalbasis der Gesellschaft oder ihrer tochtergesellschaften (unter einschluss von Privatplatzierungen), (3) zur erweiterung des aktionariats oder (4) zum Zwecke der Mitarbeiterbeteiligung. d) die Zeichnung sowie der erwerb von Namenaktien aus genehmigtem Kapital zu allgemeinen Zwecken sowie sämtliche weiteren Übertragungen von Namenaktien unterliegen den Übertragungs beschränkungen gemäss art. 8 der statuten.” “Article 6 aUthoriZed share caPital for GeNeral PUrPoses a) the Board of directors is authorized to increase the share capital from time to time until 16 May 2014 by an amount not exceeding chf 4,237,800,000 through the issue of up to 140,000,000 fully paid up registered shares with a nominal value of chf 30.27 each. b) increases through firm underwriting or in partial amounts are permitted. the issue price, the date of dividend entitlement, the type of considera- tion (including the contribution or underwriting in kind) as well as the allocation of non exercised pre emptive rights shall be determined by the Board of directors. c) the Board of directors is authorized to exclude the pre-emptive rights of the shareholders and to allocate them to third parties in the event of the use of shares for the purpose of (1) merg- ers, acquisitions of enterprises or participations, financing and/or refinancing of such mergers and acquisitions and of other investment projects (including by way of private placements) (2) to improve the regulatory capital position of the company or its subsidiaries (including by way of private placements), (3) broadening the share- holder constituency or (4) for the purpose of the participation of employees. d) the subscription and acquisition of registered shares out of authorized share capital for general purposes and any further transfers of registered shares shall be subject to the restrictions specified in article 8 of the articles of association.” ITEM 6 Election of Auditors ITEM 6.1 Election of PricewaterhouseCoopers AG (Zurich) as statutory auditor until the next annual ordinary general meeting ProPosal of the Board of directors the Board of directors proposes that Pricewaterhousecoopers aG (Zurich) be elected as the company’s statutory auditor until the next annual ordinary general meeting. ITEM 6.2 Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm of United States securities law reporting for the year ending December 31, 2012 ProPosal of the Board of directors the Board of directors proposes that the shareholders ratify the appointment of Pricewaterhousecoopers llP (Philadelphia, Pennsylvania, United states) as the company’s independent registered public accounting firm for purposes of United states securities law reporting for the year ending december 31, 2012. ITEM 6.3 Election of BDO AG (Zurich) as special auditing firm until the next annual ordinary general meeting ProPosal of the Board of directors the Board of directors proposes that Bdo aG, fabrikstrasse 50, 8031 Zurich, switzerland be elected as the company’s special auditing firm until the next annual ordinary general meeting. ITEM 7 Approval of distribution to shareholders in the form of par value reduction ProPosal of the Board of directors Based on a report in accordance with article 732 para. 2 of the swiss code of obligations provided by Pricewaterhousecoopers aG as state supervised auditing enterprise who will be present at the meeting, the Board of directors proposes that the following dividend in the form of a distribution by way of par value reduction be approved. the blank numbers in the following resolution will be completed based upon the company’s actual share capital upon the date of the annual General Meeting and applicable exchange rate calculations described below: the capital of the company in the aggregate amount of chf [(number of shares as registered in the commercial register on the date of the annual General Meeting (the “total shares”)) x chf 30.27] shall be reduced by the amount of chf [(number of total shares) x (aggregate reduction amount as determined in paragraph 3(i))] (the “aggregate distribution amount”) to chf [completed at the date of the annual General Meeting (the “General Meeting date”)]. Based on the report of the auditor dated May [date of auditor report ], 2012, it is recorded that the receivables of the creditors of the company are fully covered even after the capital reduction.

3. the capital reduction shall be executed as follows:

(i) the capital reduction shall occur by reducing the par value per each share from currently chf 30.27 by chf [(Usd 1.96 x Usd/chf currency exchange ratio as published in the Wall street Journal on the fourth New York business day prior to the General Meeting date; rounded down to the next centime amount which can be divided by four)] (“aggregate reduction amount”) to chf [] in four steps (each, a “Partial Par Value reduction”): (1) for the first partial par value reduction from chf [completed on General Meeting date] by chf [aggregate reduction amount divided by four] to chf

[completed on General Meeting date] by the end of July 2012 (“first Partial Par Value reduction”); (2) for the second partial par value reduction from chf [completed on General Meeting date] by chf [aggregate reduction amount divided by four] to chf [completed on General Meeting date] by the end of september 2012 (“second Partial Par Value reduction”); (3) for the third partial par value reduction from chf [completed on General Meeting date] by chf [aggregate reduction amount divided by four] to chf [completed on General Meeting date] by the end of december 2012 (“third Partial Par Value reduction”); and (4) for the fourth partial par value reduction from chf [completed on General Meeting date] by chf [aggregate reduction amount divided by four] to chf [completed on General Meeting date] by the end of March 2013 (“fourth Partial Par Value reduction”). (ii) the aggregate reduction amount shall be repaid to shareholders in installments of chf [aggregate reduction amount divided by four] in august 2012, chf [aggregate reduction amount divided by four], in october 2012, chf [aggregate reduction amount divided by four] in January 2013 and chf [aggregate reduction amount divided by four] in april 2013 per share. (iii) at each Partial Par Value reduction an updated report in accordance with article 732 paragraph 2 of the swiss code of obligations by Pricewaterhousecoopers aG, an auditor supervised by the swiss government, shall be prepared (an “Updated report”). (iv) the Board of directors is only authorized to repay a Partial Par Value reduction amount in the event the Updated report confirms that the claims of creditors are fully covered in spite of the Partial Par Value reduction. (v) in addition, under swiss law, upon satisfaction of all legal requirements (including shareholder approval of a par value reduction as described in this proposal), the Board of directors will be required to submit an application to the commercial register of the canton of Zurich to register each applicable par value reduction. Without effective registration of the applicable par value reduction with the commercial register of the canton of Zurich, the company will not be able to proceed with the payment of any installment of the distribution as described in this proposal. the company cannot assure that the commercial register of the canton of Zurich will approve the registration of any applicable par value reduction.

4. the quarterly Partial Par Value reduction amount of chf [completed on General Meeting date] per share (the “Quarterly distribution amount”) equals Usd 0.49 (the “Quarterly U.s. dollar amount”) calculated pursuant to paragraph 3(i) and (ii) above. the Quarterly distribution amount and the aggregate distribution amount pursuant to paragraph 1 are subject to the following adjustments as a result of Usd/chf currency fluctuations:

(i) the Quarterly distribution amount is to be adjusted as a result of currency fluctuations such that each quarterly per share Partial Par Value reduction amount shall equal an amount calculated as follows (rounded down to the next centime): Quarterly distribution amount = Quarterly U.s. dollar amount x Usd/chf currency exchange ratio as published in the Wall street Journal on July 25, 2012, for the first Partial Par Value reduction, on september 24, 2012, for the second Partial Par Value reduction, on december 11, 2012, for the third Partial Par Value reduction, and on March 22, 2013, for the fourth Partial Par Value reduction. if as a result of one or several quarterly adjustments the aggregate distribution amount would otherwise be increased by more than chf [ (number of total shares) multiplied by the maxi-mum increase amount per share as determined at the end of this paragraph] (corresponding to 50% of the aggregate distribution amount set forth in paragraph 1, rounded down to the next centime), the adjustment is limited such that the aggregate increase to the aggregate distribution amount rounded down to the next centime equals chf [completed on General Meeting date] (being chf [(50% of the aggregate distribution amount) divided by the number of total shares, rounded down to the next centime] per share). (ii) the aggregate distribution amount pursuant to paragraph 1 shall be adjusted as follows: sum of the four (Quarterly distribution amounts (adjusted pursuant to paragraph 4(i)) x number of shares registered in the commercial register of the canton of Zurich as issued and outstanding on the date of the registration of the respective Partial Par Value reduction).

the aggregate distribution amount pursuant to paragraph 1 (as adjusted pursuant to paragraph 4(ii)) shall be increased by par value reductions on shares that are issued from authorized share capital and conditional share capital after the annual General Meeting but which have not been registered in the commercial register of the canton of Zurich on the date of the registration of the respective Partial Par Value reductions. the annual General Meeting acknowledges that the report of the auditor dated May [completed on General Meeting date], 2012 has been prepared on the basis of the maximum possible increase provided under paragraphs 4 and 5, meaning the increase of the aggregate distribution amount by chf [completed on General Meeting date] and that all shares have been issued out of conditional share capital and the authorized share capital. the Board of directors is instructed to determine the procedure for the payment of the Quarterly distribution amounts. effective with the registrations of the respective quarterly capital reductions in the commercial register, the following amendments are resolved to article 3 lit. a) of the articles of association: “Artikel 3 aKtieNKaPital a) das aktienkapital der Gesellschaft beträgt chf []*/[]**/[]***/[]**** und ist eingeteilt in 342’832’412 auf den Namen lautende aktien im Nennwert von chf []*/[]**/[]***/[]**** je aktie. das aktienkapital ist vollständig liberiert.” Asteriske zu den vorgeschlagenen Änderungen des Artikel 3 lit. a der Statuten:

* nach Vollzug der ersten teilnennwertherabsetzung gemäss Ziffer 3 bis ende Juli 2012 mit konkreter Zahl aufgrund anpassung gemäss Ziffer 4 und mit statutendatum Mai 2012 ** nach Vollzug der zweiten teilnennwertherabsetzung gemäss Ziffer 3 bis ende september 2012 mit konkreter Zahl aufgrund anpassung gemäss Ziffer 4 und mit statutendatum Mai 2012 *** nach Vollzug der dritten teilnennwertherabsetzung gemäss Ziffer 3 bis ende dezember 2012 mit konkreter Zahl aufgrund anpassung gemäss Ziffer 4 und mit statutendatum Mai 2012 mit statutendatum Mai 2010 **** nach Vollzug der vierten teilnennwertherabsetzung gemäss Ziffer 3 bis ende März 2013 mit konkreter Zahl aufgrund anpassung gemäss Ziffer 4 und mit statutendatum Mai 2012 “Article 3 share caPital a) the share capital of the company amounts to chf []*/[]**/[]***/[]**** and is divided into 342,832,412 registered shares with a nominal value of chf []*/[]**/[]***/[]**** per share. the share capital is fully paid-in.” Asterisks to the proposed amendments of Article 3 lit. a) of the Articles of Association: * Upon completion of the first Partial Par Value reduc-tion by the end of July 2012 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2012 ** Upon completion of the second Partial Par Value reduction by the end of september 2012 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2012 *** Upon completion of the third Partial Par Value reduc-tion by the end of december 2012 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2012 **** Upon completion of the fourth Partial Par Value re-duction by the end of March 2013 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2012

9. effective with the registrations of the respective quarterly capital reductions in the commercial register the following amendments to articles 4 lit. a), 5 lit. a) and 6 lit. a) of the articles of association are resolved as a consequence of the par value reduction (the wording of article 6 lit. a) below anticipate the approval of agenda item No. 5): “Artikel 4 BediNGtes aKtieNKaPital fÜr aNleiheNsoBliGatioNeN UNd ähNliche iNstrUMeNte der freMdfiNaNZierUNG a) das aktienkapital der Gesellschaft wird im Maximal-betrag von chf []*/[]**/[]***/[]**** durch ausgabe von höchstens 33’000’000 vollständig zu liberierenden Namenaktien mit einem Nennwert von chf []*/[]**/[]***/[]**** je aktie erhöht, bei und im Umfang der ausübung von Wandel- und/ oder optionsrechten, welche im Zusammenhang mit von der Gesellschaft oder ihren tochtergesell-schaften emittierten oder noch zu emittierenden anleihensobligationen, Notes oder ähnlichen obligationen oder schuldverpflichtungen eingeräumt wurden/werden, einschliesslich Wandelanleihen.” “Artikel 5 BediNGtes aKtieNKaPital fÜr MitarBeiterBeteiliGUNGeN a) das aktienkapital der Gesellschaft wird im Maxi-malbetrag von chf []*/[]**/[]***/[]**** durch ausgabe von höchstens 25’410’929 vollständig zu liberierenden Namenaktien mit einem Nenn-wert von chf []*/[]**/[]***/[]**** je aktie erhöht, bei und im Umfang der ausübung von optionen, welche Mitarbeitern der Gesellschaft oder ihrer tochtergesellschaften sowie Beratern, direktoren oder anderen Personen, welche dienstleistungen für die Gesellschaft oder ihre tochtergesellschaften erbringen, eingeräumt wurden/werden.” “Artikel 6 GeNehMiGtes KaPital ZU allGeMeiNeN ZWecKeN a) der Verwaltungsrat ist ermächtigt das aktien-kapital jederzeit bis zum 16. Mai 2014 im Maxi-malbetrag von chf []*/[]**/[]***/[]**** durch ausgabe von höchstens 140’000’000 vollständig zu liberierenden Namenaktien mit einem Nenn-wert von chf []*/[]**/[]***/[]**** je aktie zu erhöhen.” Asteriske zu den vorgeschlagenen Änderungen der Artikel 4 lit. a, 5 lit. a und 6 lit. a der Statuten: * nach Vollzug der ersten teilnennwertherabsetzung gemäss Ziffer 3 bis ende Juli 2012 mit konkreter Zahl aufgrund anpassung gemäss Ziffer 4 und mit statutendatum Mai 2012 ** nach Vollzug der zweiten teilnennwertherabsetzung gemäss Ziffer 3 bis ende september 2012 mit konkreter Zahl aufgrund anpassung gemäss Ziffer 4 und mit statutendatum Mai 2012 *** nach Vollzug der dritten teilnennwertherabsetzung gemäss Ziffer 3 bis ende dezember 2012 mit konkreter Zahl aufgrund anpassung gemäss Ziffer 4 und mit statutendatum Mai 2012 **** nach Vollzug der vierten teilnennwertherabsetzung gemäss Ziffer 3 bis ende März 2013 mit konkreter Zahl aufgrund anpassung gemäss Ziffer 4 und mit statuten-datum Mai 2012 “Article 4 coNditioNal share caPital for BoNds aNd siMilar deBt iNstrUMeNts a) the share capital of the company shall be increased by an amount not exceeding chf []*/[]**/[]***/[]**** through the issue of a maximum of 33,000,000 registered shares, payable in full, each with a nominal value of chf []*/[]**/[]***/[]**** through the exercise of conversion and/or option or warrant rights granted in connection with bonds, notes or similar instruments, issued or to be issued by the company or by subsidi-aries of the company, including convertible debt instruments.” “Article 5 coNditioNal share caPital for eMPloYee BeNefit PlaNs a) the share capital of the company shall be increased by an amount not exceeding chf []*/[]**/[]***/[]**** through the issue from time to time of a maximum of 25,410,929 registered shares, payable in full, each with a nominal value of chf []*/[]**/ []***/[]****, in connection with the exercise of option rights granted to any employee of the company or a subsidiary, and any consultant, director, or other person providing services to the company or a subsidiary.” “Article 6 aUthoriZed share caPital for GeNeral PUrPoses a) the Board of directors is authorized to increase the share capital from time to time and at any time until 16 May 2014 by an amount not exceeding chf []*/[]**/[]***/[]**** through the issue of up to 140,000,000 fully paid up registered shares with a nominal value of chf []*/[]**/[]***/[]**** each.” Asterisks to the proposed amendments of Articles 4 lit. a), 5 lit. a) and 6 lit. a) of the Articles of Association:

* Upon completion of the first Partial Par Value re-duction by the end of July 2012 with specific numbers based on adjustments pursuant to paragraph 4 and the articles of association being dated May 2012 ** Upon completion of the second Partial Par Value reduction by the end of september 2012 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2012 *** Upon completion of the third Partial Par Value reduc-tion by the end of december 2012 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2012

**** Upon completion of the fourth Partial Par Value re-duction by the end of March 2013 with specific numbers based on adjustments pursuant to paragraph 4 and with the articles of association being dated May 2012

ITEM 8 Advisory vote on executive compensation ProPosal of the Board of directors the Board of directors proposes that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the securities and exchange commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in the company’s proxy statement be approved. agenda item No. 8 is an advisory vote. as such, it is not binding in nature. ITEM 9 Amendment to the ACE Limited Employee Stock Purchase Plan ProPosal of the Board of directors the Board of directors proposes that the ace limited employee stock Purchase Plan, as amended through the fourth amendment, and as further described in the company’s Proxy statement dated april 4, 2012 be approved.

ORGANIZATIONAL MATTERS Admission to the Annual General Meeting Shareholders who are registered in the share register on March 30, 2012, will receive the proxy statement and proxy cards from the share registrar. Beneficial owners of shares will receive an instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Annual General Meeting are requested to obtain a power of attorney from their broker, bank, nominee or other custodian that authorizes them to vote the shares held by them on their behalf. In addition, these shareholders must bring to the Annual General Meeting an account statement or letter from the broker, bank or other nominee indicating that they are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Annual General Meeting. Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in the Articles of Association. Shareholders who upon application become registered as shareholders with respect to their shares in the share register after March 30, 2012, but on or before April 30, 2012, and wish to vote those shares at the Annual General Meeting, will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Annual General Meeting to vote their shares in person at the Annual General Meeting. Alternatively they may also obtain the proxy materials by contacting Investor Relations by telephone at +1-441-299-9283 or via e-mail at investorrelations@ acegroup.com. Shareholders registered in the share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to April 30, 2012 are not entitled to vote those shares. Granting of Proxy Shareholders of record who do not wish to attend the Annual General Meeting have the right to grant the voting proxy directly to the Company officers named in the proxy card. In addition, shareholders can appoint Dr. Claude Lambert, Homburger AG, Prime Tower, Hardstrasse 201, P.O. Box 314, CH 8032 Zurich, Switzerland, as independent proxy, in the sense of article 689c of the Swiss Code of Obligations with full rights of substitution, with the corresponding proxy card or grant a written proxy to any person, who does not need to be a shareholder. The proxies granted to the independent proxy must be received by the independent proxy no later than May 9, 2012, 12:00 noon Central European time. Registered shareholders who have appointed a Company officer or the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. Revocations must be received by the independent proxy no later than May 9, 2012, 12:00 noon Central European time. With regard to the items listed on the agenda and without any explicit instructions to the contrary, the Company officer acting as proxy and the independent proxy will vote according to the proposals of the Board of Directors. If new proposals or motions regarding agenda items set out in the invitation to the Annual General Meeting are being put forth before the meeting, the Company officer acting as proxy will vote in accordance with the position of the Board of Directors, as will the independent proxy in the absence of other specific instructions. Beneficial owners who have not obtained a power of attorney from their broker or custodian are not entitled to vote in person at, or participate in, the Annual General Meeting. Proxy holders of deposited shares Proxy holders of deposited shares in accordance with article 689d of the Swiss Code of Obligations are kindly asked to inform the Company of the number of the shares they represent as soon as possible, but no later than May 16, 2012, 2:15 p.m. Central European time at the admission office. Admission office The admission office opens on the day of the Annual General Meeting at 1:45 p.m. Central European time. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance. Annual Report of ACE Limited The ACE Limited 2011 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited Swiss statutory financial statements prepared in accordance with Swiss law as well as additionally required Swiss disclosures is available on the Company’s web site in the Investor Information Section at http://proxy.acegroup.com/phoenix.zhtml?c=100907&p=proxy. Copies of this document may be obtained without charge by contacting ACE Limited Investor Relations by phone +1-441-299-9283. Copies may also be obtained, without charge, by contacting ACE Limited Investor Relations in writing, or may be physically inspected, at the offices of ACE Limited, Bärengasse 32, CH-8001 Zurich, Switzerland. Zurich, April 23, 2012 On behalf of the Board of Directors Evan G. Greenberg Chairman and Chief Executive Officer